                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Cummins Engine Company, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                         CUMMINS ENGINE COMPANY, INC.
          500 JACKSON STREET, BOX 3005, COLUMBUS, INDIANA 47202-3005

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
Cummins Engine Company, Inc.

Notice is hereby given that the Annual Meeting of the Shareholders of Cummins Engine Company, Inc. will be held at the Columbus East High School Auditorium, 230 South Marr Road, Columbus, Indiana, on Tuesday, April 7, 1998, at 10:30 a.m., local time, for the following purposes:

  1. to elect thirteen directors of the Company for the ensuing year;

  2. to ratify the appointment of Arthur Andersen LLP as auditors for the year 1998;

  3. to transact any other business that may properly come before the meeting or any adjournment thereof.

  Only shareholders of Common Stock of the Company of record at the close of business on February 20, 1998, are entitled to notice of and to vote at the meeting.

  Shareholders of Common Stock who do not expect to be present in person at the meeting are urged to complete, sign and date the enclosed proxy and return it promptly to the undersigned in the envelope provided.

  The proxy may be revoked by the shareholder giving it at any time before the voting. Any shareholders entitled to vote at the meeting who attend the meeting will be entitled to cast their votes in person.

                                               Mark R. Gerstle,
                                                  Secretary

March 4, 1998

                         CUMMINS ENGINE COMPANY, INC.
          500 JACKSON STREET, BOX 3005, COLUMBUS, INDIANA 47202-3005
                                PROXY STATEMENT

  This proxy statement is being furnished in connection with the solicitation by the Board of Directors of Cummins Engine Company, Inc. (the "Company" or "Cummins") of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, April 7, 1998, and at any adjournment thereof (the "Annual Meeting"). This proxy statement, together with the enclosed proxy, is first being mailed to the shareholders of the Company on or about March 4, 1998.

  Holders of the Company's Common Stock of record at the close of business on February 20, 1998 are entitled to vote at the Annual Meeting. On that date there were issued and outstanding 42,035,552 shares of Common Stock, each of which is entitled to one vote.

  Each share of Common Stock represented by a properly executed proxy will be voted at the Annual Meeting in accordance with the instructions indicated on that proxy, unless such proxy has been previously revoked. If no instructions are indicated on a signed proxy, the shares represented by such proxy will be voted as recommended by the Board of Directors.

  A shareholder may revoke the proxy at any time before it is voted by delivering to the Secretary of the Company written notice of such revocation. This notice must include the number of shares for which the proxy had been given and the name of the shareholder of such shares as it appears on the stock certificate(s) evidencing ownership of such shares. In addition, any shareholder who has executed a proxy but is present at the Annual Meeting will be entitled to cast its vote in person instead of by proxy, thereby cancelling the previously executed proxy.

                         PRINCIPAL SECURITY OWNERSHIP

  The following table identifies those shareholders known to the Company to be the beneficial owners of more than five percent of the Common Stock of the Company and shows as to each such shareholder as of February 20, 1998 (i) the number of shares beneficially owned by such shareholder(s) and the nature of such beneficial ownership and (ii) the percentage of the entire class of Common Stock so beneficially owned:

                                              AMOUNT AND NATURE
                                                OF BENEFICIAL             PERCENT
                                                  OWNERSHIP               OF CLASS
                                              -----------------           --------
      Miller Anderson & Sherrerd, LLP             5,119,000(1)             12.18%
       One Tower Bridge
       West Conshohocken, PA 19428
      Cummins Engine Company, Inc.                3,748,193                8.92%
       Employee Benefits Trust
       c/o The Vanguard Fiduciary
        Trust Company
       Post Office Box 2900
       Valley Forge, PA 19482
      FMR Corporation                             3,406,206(2)             8.10%
       82 Devonshire Street
       Boston, MA 02109
      The Capital Group Companies, Inc.           2,500,000(3)             5.95%
       333 South Hope Street
       Los Angeles, CA 90071
      Cummins Engine Company, Inc.                2,164,107                5.15%
       and Affiliates Employee
       Stock Ownership Trust
       c/o The Vanguard Fiduciary
        Trust Company
       Post Office Box 2900
       Valley Forge, PA 19482

---------
(1) The source of this information is a Schedule 13G/A dated February 11, 1998 disclosing beneficial ownership by MAS. MAS states in its 13G/A that it has shared investment power for all of the shares, shared voting power for 4,563,000 shares and no sole voting or investment power.
(2) The source of this information is a Schedule 13G/A dated February 14, 1998 disclosing beneficial ownership by FMR. FMR states in its 13G/A that it has sole investment power for all of the shares, sole voting power for 254,806 shares and no shared investment or voting power.
(3) The source of this information is a Schedule 13G dated February 10, 1998 disclosing beneficial ownership by certain operating subsidiaries of the Capital Group Companies, Inc. These entities were reported to possess, in the aggregate, sole voting power for none of the shares, sole investment power for all of the shares and no shared voting or investment power.

                             ELECTION OF DIRECTORS

                                   (ITEM 1)

  It is intended that votes will be cast pursuant to the accompanying proxy for the election of the thirteen nominees listed below, all of whom are presently directors of the Company. All directors will serve for the ensuing year and until their respective successors are elected and qualified. A shareholder may withhold authority from such shareholder's proxy to vote for the election of any or all of the nominees listed below.

  The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. If, for any reason, one or more of such persons should be unable to serve, it is intended that votes will be cast for a substitute nominee or nominees designated by the Board of Directors unless the Board of Directors decides to reduce the number of directors.

  The names of the nominees for directors, together with certain information regarding them, are set forth below. Biographical sketches of these nominees, which include their business experience during the past five years and directorships of other corporations, are provided on pages 22 through 28 of this proxy statement.

                                                AMOUNT AND      STOCK UNITS
                               FIRST YEAR  NATURE OF BENEFICIAL  HELD AS OF  PERCENT
                                ELECTED A    OWNERSHIP AS OF    FEBRUARY 28,   OF
   NAME AND OCCUPATION     AGE DIRECTOR(1) FEBRUARY 28, 1998(2)   1998(3)     CLASS
   -------------------     --- ----------- -------------------- ------------ -------
Harold Brown.............   70    1985             1,284(4)        5,442         *
 Counselor, Center for
  Strategic & Interna-
  tional Studies; Part-
  ner, Warburg, Pincus &
  Co., venture banking
  firm
Robert J. Darnall........   59    1989             1,911           2,715         *
 Chairman, President and
  Chief Executive Offi-
  cer, Inland Steel In-
  dustries, Inc., steel
  manufacturing and mate-
  rials distribution
John M. Deutch...........   59    1997             1,340               0         *
 Institute Professor,
  Massachusetts Institute
  of Technology
Walter Y. Elisha.........   65    1991             1,911           3,294         *
 Chairman of Springs In-
  dustries, Inc., manu-
  facturer of home fur-
  nishings, industrial
  and specialty fabrics
Hanna H. Gray............   67    1977             1,084               0         *
 President Emeritus and
  Professor of History,
  University of Chicago
James A. Henderson.......   63    1974           196,136(5)            0         *
 Chairman of the Board
  and Chief Executive Of-
  ficer of Cummins
William I. Miller........   41    1989            38,019(6)          675         *
 Chairman, Irwin Finan-
  cial Corporation,
  financial services com-
  pany
Donald S. Perkins........   70    1974             4,911           6,723         *
 Retired Chairman, Jewel
  Companies, Inc.,
  diversified retailing
William D. Ruckelshaus...   65    1974             1,911           6,828         *
 Principal, Madrona In-
  vestment Group, L.L.C.
Henry B. Schacht.........   63    1969           113,377(7)            0         *
 Former Chairman, Lucent
  Technologies, Inc.,
  communication industry
  products

                                               AMOUNT AND      STOCK UNITS
                              FIRST YEAR  NATURE OF BENEFICIAL  HELD AS OF  PERCENT
                               ELECTED A    OWNERSHIP AS OF    FEBRUARY 28,   OF
   NAME AND OCCUPATION    AGE DIRECTOR(1) FEBRUARY 28, 1998(2)   1998(3)     CLASS
   -------------------    --- ----------- -------------------- ------------ -------
Theodore M. Solso.......   50    1994           153,473(8)            0         *
 President and Chief Op-
  erating Officer of
  Cummins
Franklin A. Thomas......   63    1973             1,616           5,929         *
 Consultant, TFF Study
  Group
J. Lawrence Wilson......   62    1990             2,901           2,879         *
 Chairman and Chief Ex-
  ecutive Officer, Rohm
  and Haas Company,
  chemicals and plastics
  manufacturing

---------
*Less than 1%.
(1) Except for Mr. Ruckelshaus, each Director has served continuously since the year indicated. Mr. Ruckelshaus served on the Board of Directors from 1974 until 1983 when he returned to Federal Government service and was reelected to the Board of Directors in 1985.
(2) Except as indicated, the voting and investment powers of the shares listed are held solely by the reported owner.
(3) Compensatory stock units payable only in cash. The value of each unit is equal to the value of one share of the Company's Common Stock. See director retirement plan discussion on page 6.
(4) These shares are held by a trust, of which Dr. Brown is a co-trustee, settlor and beneficiary.
(5) Includes 84,300 shares which Mr. Henderson has the right to acquire within the next 60 days through the exercise of stock options. Also included are 772 shares held by Mr. Henderson's wife who has sole voting and investment powers thereof.
(6) Includes 15,351 shares held by Mr. Miller for the benefit of his children.
(7) Includes 61,900 shares which Mr. Schacht has the right to acquire within the next 60 days through the exercise of stock options granted to him prior to his retirement as an employee of the Company.
(8) Includes 47,900 shares which Mr. Solso has the right to acquire within the next 60 days through the exercise of stock options. Also included are 15,919 shares held by a family trust and 14,604 shares held by a family limited partnership of which Mr. Solso is a general partner.

  Directors will be elected by a plurality of the votes cast. Votes cast for a nominee and, if no contrary instructions are indicated on a signed proxy, the shares represented by such proxy will be voted for a nominee. Abstentions, broker non-votes and instructions on a signed proxy withholding a vote will result in a nominee receiving fewer votes. However, the number of votes otherwise cast for the nominee will not be affected by such actions.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors held five meetings during 1997. All of the directors attended 75% or more meetings of the Board and Committees on which they served.

  The Board of Directors has established eight standing committees. The functions performed by certain of these committees and the members of the Board of Directors currently serving on these committees are as follows:

  Audit Committee. The members of the Audit Committee are D. S. Perkins (Chairman), R. J. Darnall, J. M. Deutch, W. I. Miller, H. B. Schacht, and J.
L. Wilson. The Committee reviews the accounting and auditing principles and procedures of the Company. The Audit Committee reviews the scope, timing, and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee met four times during 1997.

  Compensation Committee. The members of the Compensation Committee are H. H. Gray (Chairman), H. Brown, W. Y. Elisha, W. D. Ruckelshaus and F. A. Thomas. The Compensation Committee administers and determines eligibility for and makes awards under the Company's stock option and other stock incentive plans. The Committee also reviews and evaluates the Company's executive compensation standards and practices, including salaries, bonus distributions, deferred compensation practices and participation in stock purchase plans. The Compensation Committee met four times during 1997.

  Nominating and Organization Committee. The members of the Nominating and Organization Committee are F. A. Thomas (Chairman), H. Brown, R. J. Darnall,
J. M. Deutch, W. Y. Elisha, H. H. Gray, W. I. Miller, D. S. Perkins, W. D. Ruckelshaus, H. B. Schacht and J. L. Wilson. The Nominating and Organization Committee reviews and makes recommendations to the Board with respect to membership, size, composition, procedures and organization of the Board of Directors. The Committee also evaluates the Chief Executive Officer's performance and monitors meeting attendance of Board members. This Committee will consider shareholders' recommendations of nominees for election to the Board of Directors. Shareholder recommendations, including biographical information as to the proposed candidate and a statement from the shareholder as to the qualifications and willingness of such person to serve on the Company's Board of Directors, must be submitted in writing to the Secretary of the Company in accordance with the procedures established in the Company's By-Laws. The Nominating and Organization Committee replaced the former Nominating Committee and met five times during 1997.

  Executive Committee. The members of the Executive Committee are J. A. Henderson (Chairman), W. I. Miller and T. M. Solso. The Executive Committee is authorized to exercise the powers of the Board of Directors in the management and direction of the business and affairs of the Company during the intervals between meetings of the Board of Directors. The Executive Committee met one time during 1997.

  Other Committees. In addition to the Committees described above, the Board of Directors has established the following committees: Business Development and Finance Committee (J. L. Wilson, Chairman, W. Y. Elisha and H. B. Schacht); Employee Development and Corporate Responsibility Committee (R. J. Darnall, Chairman, H. H. Gray and W. I. Miller); Proxy Committee (H. B. Schacht, Chairman, and F. A. Thomas); and Technology Committee (H. Brown, Chairman, J. M. Deutch, D. S. Perkins, W. D. Ruckelshaus and F. A. Thomas).

  Each director who is not an officer of the Company receives an annual fee of $45,000, $27,000 of which is paid in cash and $18,000 of which is paid in the form of restricted stock. Each non-officer director also receives $1,000 for each special meeting of the Board of Directors attended. Committee chairmen (other than the Executive or Proxy Committee) receive an additional annual fee of $9,000. Non-chair members of the Audit, Business Development and Finance, Executive, Compensation, Employee Development and Corporate Responsibility, Nominating and Organization, and

Technology Committees receive an additional $6,000 fee for each such Committee membership. Committee members also receive $1,000 for attending a Committee meeting (other than a meeting of the Executive Committee) that is not held in connection with a regular or special meeting of the Board of Directors.

  As part of the Company's overall support of charitable and educational institutions and as an aid in attracting and retaining qualified directors, the Company has established the Cummins Engine Company Charitable Bequest Program in which all directors participate. Upon the death of a director, the Company will donate ten equal annual installments of $100,000 to one or more qualifying institutions designated by such director, subject to certain vesting requirements based upon years of service as a director. The Company has purchased life insurance policies on each director, the proceeds of which fund donations under the program. Directors will not receive any financial benefit from the program since all charitable deductions accrue solely to the Company.

  Nominee Harold Brown has a consulting arrangement with the Company pursuant to which he provides consulting services in connection with the Company's research and development activities and related technology issues. During 1997, the Company paid Dr. Brown $50,000 for these services. In addition, the Company has established a Science and Technology Advisory Council on which Dr. Brown serves as Chairman. The Council advises senior management and the Board of Directors on the direction and implication of developments in science, technology and environmental issues that may have applicability to the Company's current and future business goals and objectives. For his services on the Council, Dr. Brown is paid an annual retainer of $17,000, including $7,000 for serving as Chairman, and an additional fee of $3,000 for each day of meetings attended during the year.

  The Company has a deferred compensation plan for non-employee directors, pursuant to which such directors may elect to defer receipt of all or any portion of their compensation while they serve as a director of the Company. Upon ceasing to be a director, the deferred compensation, plus accrued interest, is paid to the director or the director's beneficiary in a lump sum or in annual installments, not to exceed ten, as specified by the director. Upon a change of control of the Company (as defined in the plan), such deferred compensation and interest is paid in cash to the director in one lump sum.

  In early 1997, the Board of Directors determined to eliminate any future service accruals under a non-employee director retirement plan and to provide to each non-employee director, in lieu thereof, an increase in the amount of the annual retainer fee payable in restricted Common Stock from $6,000 to $18,000 based on the trailing 30 trading-day average of closing prices of the Common Stock on the date of the Company's Annual Meeting each year. Directors with vested retirement plan benefits on the date future accruals were eliminated were given an option to have their accrued benefits frozen and retained in the plan for future payment, or to convert the present value (using the same actuarial assumptions as are applicable to the payment of pension benefits to the Company's employees) of their accrued benefits into phantom units of Common Stock based on a trailing trading day average of closing prices of Common Stock on the date of conversion. The stock units, including additional stock units credited thereon as dividend equivalents, will be evidenced by bookkeeping entries. Recipients will have no voting or investment power with respect to the stock units. The value of each director's stock units will be payable only in cash on or after the director's ceasing to be a member of the Board or upon a change of control of the Company. The total number of units credited to each director as a result of retirement plan benefit conversion elections is listed in the director nominee table beginning on page 3.

                            EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee Report is organized as follows:

  . Role of the Compensation Committee

  . Objectives and Principles

  . Compensation Program Elements

  . Compensation of the Chief Executive Officer

ROLE OF COMPENSATION COMMITTEE

  The Compensation Committee is made up of five members of the Board of Directors of the Company, who are not current or former employees of the corporation. The Committee has oversight responsibility for the Company's executive compensation programs. The Committee sets the general compensation philosophy of the Company. It reviews the elements of the compensation program, the specifics of each element, the goals and measurements used in the program, and the results of the compensation program compared to the philosophy to determine if the compensation program is performing as expected.

  In addition, the Committee reviews the individual levels and awards for each of the five most highly paid officers and takes appropriate action. In its review, the Committee has direct access to advice from professional executive compensation consultants. The Committee also reviews its actions with the full Board of Directors.

OBJECTIVES AND PRINCIPLES OF EXECUTIVE COMPENSATION

  Cummins' executive compensation is designed to attract, motivate, and retain the personnel required to achieve the Company's performance goals in the competitive global business environment. The program is designed to reflect the individual's contribution and the performance of the Company. The program attempts to strike an appropriate balance between short-term and long-term performance.

  The Company is committed to the concept of pay for sustained financial performance. We evaluate performance over several periods of time. While the specific elements of executive compensation vary from time to time, the Compensation Committee focuses on this central principle of pay for performance in reviewing the compensation program, any proposed changes, and the specific awards.

  The Committee follows several principles, in addition to pay for performance, in designing and implementing compensation programs for its officers.

  . Programs should provide competitive compensation opportunity; the concept of opportunity is important in our program. We believe the executive should have the opportunity to do well if the Company does well, but that total compensation should vary in relation to the Company's performance.

  . An individual's compensation should be at the median of the range when compared to the compensation of individuals in US industrial companies with sales volumes similar to Cummins, when Cummins' financial performance is at the median of those companies.

  . There should be a balance between short-term and long-term elements of compensation.

  . The more senior a person's position, the more the compensation should be "at risk", i.e., dependent on the performance of the Company.

  . Stock should be an important part of the program in order to link the management's compensation with shareholders' expectations; the greater the level of responsibility of the person, the more the compensation should be stock-based.

  . The system should be as simple and as easily understood as possible.

  . Payouts should not accumulate, causing large one-time payments.

  In addition to these principles, we have the following observations:

  . No single program accomplishes these aims consistently; a mix of programs is best.

  . There is no single best comparator of performance with other companies; a mix of comparators should be used.

  . In this complex area, relative simplicity seems the best that can be achieved.

  . There is no perfect program; change should be expected from time to time as the outcome of the Committee's periodic reviews.

  Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits the corporate tax deduction to one million dollars for compensation paid annually to any one of the named executive officers in the proxy, unless the compensation meets certain requirements. The Committee adopted changes to the compensation program, approved by shareholders in 1995, that qualify payments under the Senior Executive Bonus Plan and Senior Executive Three Year Performance Plan for tax deductibility under Section 162(m). These changes were designed to maximize tax deductibility, while retaining the ability to attract, retain and motivate executives to achieve our business objectives. Payments under these plans were certified by the Compensation Committee for each payment period in 1997.

  As indicated below, the Base Salary of the named executive officers is set at the median of the range of the salaries of individuals with similar positions in companies of similar size to Cummins. The Committee intends to continue this policy notwithstanding the enactment of Section 162(m).

COMPENSATION PROGRAM ELEMENTS

  The Company's executive compensation program consists of four elements: Base Salary, Short-Term Bonus, Medium-Term compensation, and Long-Term compensation. Each is designed to accomplish a somewhat different objective. In total, they are designed to fulfill the Company's basic goals of linking pay to financial performance and paying competitively. All officers participate in each element of the program.

  We use survey data provided by our compensation consultants to determine competitive levels of pay. These surveys include over 300 US industrial corporations (including the eleven companies that comprise the "Peer Group" companies used in the Shareholder Return Performance Presentation on page 13 of this Proxy Statement). Each element of pay described below is intended to provide compensation for each position at the median of the amounts companies of similar size in the survey would pay the same position.

1. Base Salary

  Base Salary is reviewed annually. It is the only fixed portion of the executive's compensation. Base Salary is normally set at the median of the range of the salaries of individuals with similar positions in companies of similar size to Cummins.

2. Short-Term Bonus

  This element is designed to link executive pay to the short-term performance of the Company. The payout is made quarterly, with the Payout Factor calculated on a formula established by the Committee and reviewed annually. Each person is assigned a participation rate that is a percent of salary. The quarterly bonus is then determined as follows.

  (Short-Term Bonus) equals (Annual Base Salary) times (participation percentage assigned to each job) times (Payout Factor) times ( 1/4).

  Participation rates are based on the same survey data as base salaries and are set at the median of the range for like positions in similarly sized companies.

  The Payout Factor for the quarterly bonus is set to yield a 1.0 Payout Factor for Company financial performance that is at the median of US industrial companies measured over recent history. In 1997, return on equity was the measure used to compare performance. Return on equity levels are converted to equivalent return on sales levels for use in the Payout Factor formula.

  When the Company's performance is less than the median, the quarterly bonus pays less than 1.0--and does not pay at all if the Company is not profitable. When the Company's performance exceeds the median, the quarterly Payout Factor is greater than 1.0 and compensation is greater than the median of those companies included in our surveys.

  The Company organized into Business Units in the second half of 1996. Beginning in 1997, one-half of the bonus for senior managers of the Company's Business Units was determined by the Return on Average Net Assets of the Business Units, and one-half continued to be based on the Company's performance, as described above. The Committee believes this formula provides appropriate balance, compensating for performance measured at the Business Unit level as well for the total Company. Basing a significant portion of the bonus on total Company results rewards Business Units for working in an integrated way, maximizing our total financial performance; adding the Business Unit measure emphasizes business results each key manager affects most directly.

  Beginning in 1998, 20% of the bonus for selected senior managers, including the CEO and COO, will be determined by performance against individual measures, as determined by the Compensation Committee. Also, Return on Average Net Assets will be the measure used to measure Corporate performance for Short-Term bonus.

  In order to comply with the requirements of Section 162 (m), designated officers (the Chief Executive Officer and the Chief Operating Officer in 1997) were compensated under a modified version of the Short-Term Bonus Plan, called the Senior Executive Bonus Plan. The Senior Executive Bonus Plan differs from the Short-Term Bonus Plan in which many employees at all levels of the Company, including all officers, participate, only in that the Compensation Committee has no discretion to increase the payouts once it establishes the performance measures each year.

3. Medium-Term: Three Year Performance Plan

  The Three Year Performance Plan measures Cummins' performance versus the Peer Group companies over a rolling three-year cycle. For each three-year Award Cycle, a Target Award is granted to each participant, expressed as a dollar amount.

  The Committee establishes performance guidelines to determine the portion of the granted amount to be paid for each three-year Award Cycle. A new Award Cycle begins each year, hence payout opportunity is annual. The first payout under this program was in 1995. The performance measure for Award Cycles ending before 2000 is return on equity. The Committee establishes a scale of multiples of the Target Award to be paid for various levels of Company performance over each Award Cycle. The plan pays the full granted amount if Cummins' performance (based on the applicable performance measure) is equal to the median of the Peer Group companies over the three-year cycle. A portion or multiple of the granted amount is paid if three-year performance is less or greater than the median of these companies, based on a scale established by the Committee. The maximum that can be paid is two times the Target Award for performance that is twice the median of the Peer Companies.

  For the Target Awards granted in 1997, the payout will be linked to the Corporation's Common Stock price. The Target Award was made in stock units, calculated as the Target Award dollars divided by the six-month average Cummins stock price as of the grant date. The payout will be calculated as (number of stock units granted) x (payout factor) x (six-month average Cummins Stock Price as of the payout date). This design further links the interests of senior managers and our shareholders.

  As with the Short-Term Bonus Plan, to comply with the requirements of
Section 162(m), designated officers (the Chief Executive Officer and Chief Operating Officer in 1997) were compensated under a modified version of the Three Year Performance Plan, called the Senior Executive Three Year Performance Plan. The plans are identical except that the Committee's discretion to adjust payments upward is eliminated in the Senior Executive Three Year Performance Plan.

4. Long-Term: The 1992 Cummins Stock Incentive Plan

  In December, 1992 through 1995, in July, 1996, and in February, 1997, restricted stock and stock options were granted to officers under the 1992 Cummins Stock Incentive Plan. Restrictions on the restricted stock will lapse on one-third of each grant annually, beginning two years and one month from the date of each grant. The stock options expire ten years from grant, but cannot be exercised for the first two years.

  Grant amounts under the Medium-Term and Long-Term plan elements are set to provide total compensation opportunity at the median of that provided by similarly-sized US industrial companies in our survey base, when combined with Base Salary and Short-Term Bonus. The Committee reviews the proportion of total compensation that is dependent on Company performance in determining the allocation of the compensation opportunity among each of the Medium-Term and Long-Term plan elements for each position. More senior positions have a larger proportion of total compensation opportunity dependent on Company performance than do less senior positions.

SPECIAL LONG TERM GRANTS

  In December, 1997, a Special Retention Award of restricted stock was granted to a highly selective group of key senior leaders. The restricted stock vests in one-third annual increments, beginning two years and one month from grant. The Special Award will accomplish two objectives: 1) retain our key leaders; and 2) provide additional linkage of interests between key decisionmakers and the Company's stockholders.

  The Committee honored the request of the CEO that he not receive a Special Retention Grant in December, 1997.

  Also, in February, 1997, additional stock options were awarded to a group of key executives, including the CEO and COO. None of these grants exceeded 9,000 options.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  Approximately one-third of the CEO's annualized total compensation opportunity is fixed Base Salary. Two-thirds of the total is based on Company performance, assuming median Company financial performance. When the Company's performance is better than the median, the variable compensation elements pay more and comprise a larger portion of the total. When the Company's performance is less than median, the variable elements pay less and comprise a smaller proportion of the total.

  The Base Salary and Short-Term Bonus participation rate of the CEO are set at the median of our survey companies specifically as described under the Base Salary and Short-Term Bonus sections appearing earlier in this report.

  In 1997, Company performance improved significantly, and the bonus reflected the performance.

  In February, 1997 the CEO received grants of restricted stock and stock options under the Long-Term 1992 Stock Incentive Plan, as well as a Target Award (payable in 2001) under the Medium-Term Three Year Performance Plan. This was the sixth set of grants under these Plans. The Committee intends to continue making grants annually.

  In determining grant amounts for the CEO, as explained earlier, the Committee set the total of the four elements of the executive compensation program--Base Salary, Short-Term Bonus, Medium-Term Plan, and the Long-Term Plan--to provide annualized compensation opportunity to the CEO equal to the median of the range of total compensation opportunity provided for CEOs by the survey companies described earlier in this report.

  The CEO, on a yearly basis, discusses in detail his priorities and objectives with the Nominating and Organization Committee (The members and responsibilities of the Nominating and Organization Committee are described on page 5 of this Proxy Statement). The Nominating and Organization Committee formally reviews the CEO's performance annually, based on how well the CEO performed against his workplan, including the progress made by the Company in implementing its business strategy and achieving its business objectives, both short-term and long-term. This review, which is reported in detail to the Committee, considers both quantitative and qualitative performance matters, and is a key factor in setting the CEO's compensation.

  The Committee again commends the CEO on the quality of the objectives he has set and on their substantial realization. 1997 was a year of considerable accomplishments, among which we point to the Company's strong financial performance, including improved profitability and return on equity, together with record sales, the acquisition (largest in the Company's history) of Nelson Industries, the effective implementation of the Business Unit structure launched in 1996, and the broadening of diversity in management.

  In February, 1998, the Board awarded the CEO 120,000 stock options in addition to his normal annual grant.

  We hope this general discussion and the following tables and graphs help you understand the Company's executive compensation philosophy and program.

                                               Hanna H. Gray, Chairman
                                               Harold Brown
                                               Walter Y. Elisha
                                               William D. Ruckelshaus
                                               Franklin A. Thomas

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and an index of peer companies* selected by the Company. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's stock.


                             [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      AMONG CUMMINS ENGINE COMPANY, INC.

Measurement                   Cummins Engine        S&P
(Fiscal Year Covered)         Company, Inc.         500 Index        Peer GROUP
---------------------         --------------        ---------        ----------
Measurement Pt-

FYE  12/31/92                 $100                  $100             $100
FYE  12/31/93                 $138.43               $110.08          $156.86
FYE  12/31/94                 $118.21               $111.54          $138.07
FYE  12/31/95                 $ 98.98               $153.45          $165.15
FYE  12/31/96                 $126.00               $188.69          $194.76
FYE  12/31/97                 $164.55               $251.64          $264.15

--------
   *Arvin Industries, Inc., Caterpillar, Inc., Dana Corporation, Deere & Company, Dresser Industries, Inc., Eaton Corporation, Ford Motor Company, General Motors Corporation, Ingersoll-Rand Company, Navistar International Corporation and Paccar, Inc.

COMPENSATION TABLES AND OTHER INFORMATION

  The summary compensation table and accompanying notes and other information on the following pages include individual compensation information for the last three fiscal years on the Company's Chairman and Chief Executive Officer and the four other most highly compensated executive officers during 1997. The dollar value of perquisites and other personal benefits for each of the named executive officers was less than the established reporting threshold and is not included in the table.

                          SUMMARY COMPENSATION TABLE

                ANNUAL COMPENSATION       LONG TERM COMPENSATION
               ---------------------- -------------------------------
                                            AWARDS          PAYOUTS
                                      ------------------- -----------
                                         (1)                  (3)         (4)
                                                   (2)      MEDIUM-
  NAME AND                            RESTRICTED  STOCK      TERM
  PRINCIPAL                             STOCK    OPTIONS/ PERFORMANCE  ALL OTHER
  POSITION     YEAR  SALARY   BONUS     AWARDS   SARS (#)    PLANS    COMPENSATION
  ---------    ---- -------- -------- ---------- -------- ----------- ------------
J. A. Hender-
 son           1997 $810,000 $544,229 $  676,266  43,700   $255,000     $19,863
 Chairman of
  the Board    1996 $772,500 $333,675 $  575,000  32,500   $375,000     $13,524
 and Chief
  Executive
  Officer      1995 $727,500 $646,500 $  418,500  28,100   $382,500     $52,700
T. M. Solso    1997 $557,500 $346,013 $2,539,688  33,300   $131,250     $78,330
 President
  and Chief    1996 $517,500 $204,187 $  391,000  22,100   $200,000     $47,896
 Operating
  Officer      1995 $480,000 $390,500 $  267,375  17,900   $225,000     $38,024
F. J.
 Loughrey      1997 $400,000 $266,694 $1,748,250  20,900   $ 93,750     $32,743
 Executive
  Vice Presi-
  dent         1996 $376,250 $134,750 $  211,600  11,900   $ 93,750     $15,951
 Group Presi-
  dent--       1995 $347,292 $259,792 $  162,750  10,800   $112,500     $20,720
 Industrial
C. R. Cordaro  1997 $315,000 $171,975 $1,748,250  20,900   $ 45,000     $32,368
 Executive
  Vice Presi-
  dent         1996 $293,750 $101,531 $  170,200   9,600   $ 68,750     $23,887
 Group Presi-
  dent--       1995 $270,000 $181,125 $  131,750   8,800   $ 82,500     $23,552
 Automotive
M. D. Jones    1997 $262,500 $184,767 $1,009,969  14,400   $ 45,000     $30,477
 Vice Presi-
  dent--       1996 $245,000 $117,113 $   96,600   5,400   $ 68,750     $13,919
 Filtration
  Group and    1995 $235,000 $157,500 $   62,000   4,200   $ 45,000     $ 8,534
 President--
  Fleetguard

---------
(1) Pursuant to the Corporation's 1992 Stock Incentive Plan, a total of 91,650 shares of Restricted Stock were granted in 1997, having a total value at date of grant of $4,857,450. In addition to grants under that Plan, a Special Retention Award of Restricted Stock was made in December, 1997, totalling 264,000 shares, with a value of $17,457,000 at grant. The shares will be restricted for two years and one month subsequent to grant, then are vested in one-third annual increments if the participant remains an employee of the Company. As of year-end 1997, the total number of shares of Restricted Stock and the value thereof held by each executive officer was as follows: J. A. Henderson, 41,951 shares, $2,477,731; T. M. Solso, 62,218 shares, $3,674,751; F. J. Loughrey, 40,984 shares, $2,420,618; C.
    R. Cordaro, 38,234 shares, $2,258,196; M. D. Jones, 22,117 shares,
    $1,306,285. Dividends are paid on all shares of Restricted Stock.
(2) Stock Options awarded pursuant to the Corporations 1992 Stock Incentive Plan. Stock Options may not be exercised for two years subsequent to grant and expire ten years from grant. In addition to grants under that Plan, a Special Grant of Stock Options was made. The Special Grant Stock Options may not be exercised for three years subsequent to grant, then becomes exercisable in one-third increments annually.
(3) The payout for 1997 represents payout for the 1994-1996 Award Cycle under the Three Year Performance Plan. The payout is calculated as the individual's Target Award times Payout Factor for the Award Cycle. The Payout Factor was based on the Corporation's Return on Equity compared to the median ROE of a panel of eleven comparator companies over the Three Year Award Cycle.
(4) Amounts reported as "All Other Compensation" for 1997 include, respectively, matching contributions by the Company under the Retirement and Savings Plan and "above market" earnings on previously deferred compensation as follows: J. A. Henderson $880 and $18,983; T. M. Solso $8,745 and $69,585; F. J. Loughrey $8,745 and $23,998; C. R. Cordaro
    $8,250, and $24,118; M. D. Jones $8,305 and $22,172.

                       SECURITY OWNERSHIP OF MANAGEMENT

  Set forth below is information as of February 28, 1998, regarding the beneficial ownership of Common Stock of the Company by the Chief Executive Officer, each of the other named executive officers during 1997 and the directors and executive officers of the Company as a group.

                                                      AMOUNT AND NATURE
                                                        OF BENEFICIAL   PERCENT
                                                          OWNERSHIP     OF CLASS
                                                      ----------------- --------
      James A. Henderson
       Chairman of the Board and Chief Executive Of-
       ficer........................................       196,136(1)       *
      Theodore M. Solso
       President and Chief Operating Officer........       153,473(2)       *
      F. Joseph Loughrey
       Executive Vice President, Group President--
       Industrial...................................        80,024(3)       *
      C. Roberto Cordaro
       Executive Vice President, Group President--
       Automotive...................................        81,579(4)       *
      M. D. Jones
       Vice President--Filtration Group and Presi-
       dent--Fleetguard.............................        55,091(5)       *
      All directors and executive officers as a
       group, a total of 23 persons.................       933,979(6)     2.2%

---------
*Less than 1%
(1) See footnote 5 to the director nominee listing on page 4.
(2) See footnote 8 to the director nominee listing on page 4.
(3) Includes 22,550 shares which Mr. Loughrey has the right to acquire within the next 60 days through the exercise of stock options.
(4) Includes 24,400 shares which Mr. Cordaro has the right to acquire within the next 60 days through the exercise of stock options.
(5) Includes 19,000 shares which Mr. Jones has the right to acquire within the next 60 days through the exercise of stock options.
(6) Includes 115,400 shares which the officers and directors have the right to acquire within the next 60 days through the exercise of stock options.

  The following table discloses, for each of the named executive officers, information regarding individual grants of stock options and stock appreciation rights made during 1997, and their potential realizable values.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                                                                           ANNUAL RATES OF
                                                                             STOCK PRICE
                                                                          APPRECIATION FOR
                                       INDIVIDUAL GRANTS                    OPTION TERMS
                         ---------------------------------------------- ---------------------
                                       % OF TOTAL
                                      OPTIONS/SARS
                             (1)       GRANTED TO  EXERCISE
                         OPTIONS/SARS EMPLOYEES IN   PRICE   EXPIRATION
   NAME                  GRANTED (#)  FISCAL YEAR  ($/SHARE)    DATE      5% ($)    10% ($)
   ----                  ------------ ------------ --------- ---------- ---------- ----------
J. A. Henderson.........    34,700        4.5%      $53.000   2/10/07   $1,158,633 $2,924,169
                             9,000        1.2%      $52.875   2/11/07   $  299,801 $  756.641
T. M. Solso.............    24,300        3.2%      $53.000   2/10/07   $  811,377 $2,047,761
                             9,000        1.2%      $52.875   2/11/07   $  299,801 $  756,641
F. J. Loughrey..........    11,900        1.6%      $53.000   2/10/07   $  397,341 $1,002,813
                             9,000        1.2%      $52.875   2/11/07   $  299,801 $  756,641
C. R. Cordaro...........    11,900        1.6%      $53.000   2/10/07   $  397,341 $1,002,813
                             9,000        1.2%      $52.875   2/11/07   $  299,801 $  756,641
M. D. Jones.............     5,400        0.7%      $53.000   2/10/07   $  180,306 $  455,058
                             9,000        1.2%      $52.875   2/11/07   $  299,801 $  756,641

  Stock option and stock appreciation right exercise activity during 1997, on an aggregated basis for each of the named executives, is contained in the following table. Also disclosed are the number and value of options and appreciation rights, on an aggregated basis, held by each named executive as of December 31, 1997.

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR
                                     VALUE

                          NUMBER OF                                              VALUE OF
                          SECURITIES                   NUMBER OF                UNEXERCISED
                          UNDERLYING   VALUE          UNEXERCISED        IN-THE-MONEY OPTIONS/SARS
                         OPTIONS/SARS REALIZED      OPTIONS/SARS AT                 AT
                          EXERCISED     ($)           FY-END (#)                FY-END ($)
                         ------------ -------- ------------------------- -------------------------
          NAME                                 EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----                                 ----------- ------------- ----------- -------------
J. A. Henderson.........        0     $     0    84,300       76,200     $1,425,081    $865,276
T. M. Solso.............        0     $     0    47,900       55,400     $  809,557    $610,476
F. J. Loughrey..........    4,000     $86,360    22,500       32,800     $  365,050    $347,238
C. R. Cordaro...........        0     $     0    24,400       30,500     $  372,844    $304,832
M. D. Jones.............        0     $     0    19,000       19,800     $  297,673    $187,989

  Estimated benefits payable to each named executive pursuant to long-term incentive plan rights awarded during 1997 are disclosed in the following table.

         LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR/SAR VALUE

                               NUMBER OF
                             SHARES, UNITS              ESTIMATED FUTURE PAYOUTS
                               OR OTHER    PERIOD UNTIL  UNDER NON-STOCK PRICE-
            NAME               RIGHTS(1)      PAYOUT          BASED PLANS
            ----             ------------- ------------ ------------------------
                                                        THRESHOLD TARGET MAXIMUM
                                                        --------- ------ -------
J. A. Henderson.............    10,419      1998-2000     2,605   10,419 20,838
T. M. Solso.................     7,328      1998-2000     1,832    7,328 14,656
F. J. Loughrey..............     3,549      1997-1999       887    3,549  7,098
C. R. Cordaro...............     3,549      1997-1999       887    3,549  7,098
M. D. Jones.................     1,603      1997-1999       401    1,603  3,206

---------
(1) Stock units were awarded under the Company's Three Year Performance Plan and Senior Executive Three Year Performance Plan, with payouts tied to Company performance over a rolling three-year cycle, as determined by the Compensation Committee of the Board of Directors. The Committee establishes performance measures as guidelines. For the 1997-1999 Award Cycle under the Three Year Performance Plan (payable in 2000) and the 1998-2000 Award Cycle under the Senior Executive Three Year Performance Plan (payable in 2001), the performance guidelines are tied to achieving certain levels of return on equity (ROE) compared to the Peer Group companies. The Target Award will be earned if the Company's ROE is equal to the median ROE of the Peer Group companies. The Threshold Payment (25% of the Target Award) will be earned if the Company's ROE is 50% of the Peer Group companies' median ROE. The Maximum Payment (200% of the Target Award) is earned if the Company's ROE is 200% of the Peer Group companies' median ROE. The payouts will be equal to the number of stock units earned times Payout Factor for the Award Cycle times six-month average price of Common Stock at the end of the Award Cycle.

                              PENSION PLAN TABLE

  The Company maintains retirement pension programs for its employees, including the executive officers named in the Summary Compensation Table on page 14. Elements of the program for the executive officers include the Company's Cash Balance Pension Plan, the Excess Benefit Plan which provides pension benefits in excess of limitations imposed by the Internal Revenue Code, and the Supplemental Life Insurance and Deferred Income Program. Benefits are not offset or otherwise reduced by amounts payable or received under Social Security. The following table sets forth the estimated maximum annual pension benefits payable on a straight life annuity basis under the program to the officers in various compensation and years of service classifications upon retirement at age 65. An officer who is among the Company's two highest paid executive officers at the time of retirement will receive an annual benefit greater than amounts reflected in the table by an amount equal to 10% of the officer's covered compensation.

        AVERAGE
       TOTAL CASH
      COMPENSATION           ESTIMATED ANNUAL BENEFIT UPON RETIREMENT
      (BASE SALARY     --------------------------------------------------------------
      PLUS SHORT-         10           15           20           25          30+
      TERM BONUS)       YEARS        YEARS        YEARS        YEARS        YEARS
      ------------      -----        -----        -----        -----        -----
      $  200,000       $ 40,000     $ 60,000     $ 80,000     $ 90,000     $100,000
      $  275,000       $ 55,000     $ 82,500     $110,000     $123,750     $137,500
      $  350,000       $ 70,000     $105,000     $140,000     $157,500     $175,000
      $  425,000       $ 85,000     $127,500     $170,000     $191,250     $212,500
      $  500,000       $100,000     $150,000     $200,000     $225,000     $250,000
      $  575,000       $115,000     $172,500     $230,000     $258,750     $287,500
      $  650,000       $130,000     $195,000     $260,000     $292,500     $325,000
      $  725,000       $145,000     $217,500     $290,000     $326,250     $362,500
      $  800,000       $160,000     $240,000     $320,000     $360,000     $400,000
      $  875,000       $175,000     $262,500     $350,000     $393,750     $437,500
      $  950,000       $190,000     $285,000     $380,000     $427,500     $475,000
      $1,025,000       $205,000     $307,500     $410,000     $461,250     $512,500
      $1,100,000       $220,000     $330,000     $440,000     $495,000     $550,000
      $1,175,000       $235,000     $352,500     $470,000     $528,750     $587,500
      $1,250,000       $250,000     $375,000     $500,000     $562,500     $625,000
      $1,325,000       $265,000     $397,500     $530,000     $596,250     $662,500
      $1,400,000       $280,000     $420,000     $560,000     $630,000     $700,000
      $1,475,000       $295,000     $442,500     $590,000     $663,750     $737,500


  Compensation for purposes of the pension program is the highest average total cash compensation, including base salary and short-term bonus payments, for any consecutive five-year period prior to retirement. Covered compensation is disclosed under the "Salary" and "Bonus" columns of the Summary Compensation Table. Covered compensation and full years of service as of December 31, 1997 for the Company's Chief Executive Officer and the other named executive officers are as follows: J. A. Henderson, $1,244,719, 33 years; T. M. Solso, $787,068, 26 years; F. J. Loughrey, $535,501, 24 years; C.
R. Cordaro, $433,716, 19 years; M. D. Jones, $388,701, 27 years.

                        CHANGE OF CONTROL ARRANGEMENTS

  In the event of a change of control of the Company, the Company will provide benefits to certain executives including the Chief Executive Officer and other executive officers named in the Summary Compensation Table on page 14. Each of the named executive officers would be entitled to three year's salary plus twelve quarterly bonus payments. The Company will also provide for the full vesting of certain insurance and retirement benefits and the continuation in effect for a three-year severance period of certain other employee benefits. In addition, the Company's retirement plans will allocate any actuarial surplus assets to fund increased pension benefits, stock options previously granted will become fully exercisable, and certain long-term incentive plan awards will be paid in cash. The value of supplemental and excess retirement annuity benefits will also be paid in cash. A change of control for these purposes is defined in each of the various plans and programs providing these benefits.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Company's Compensation Committee are Hanna H. Gray, Harold Brown, Walter Y. Elisha, William D. Ruckelshaus and Franklin A. Thomas.

  Member Harold Brown has a consulting arrangement with the Company pursuant to which he provides consulting services in connection with the Company's research and development activities and related technology issues. During 1997, the Company paid Dr. Brown $50,000 for these services. In addition, the Company has established a Science and Technology Advisory Council on which Dr. Brown serves as Chairman. The Council advises senior management and the Board of Directors on the direction and implication of developments in science, technology and environmental issues that may have applicability to the Company's current and future business goals and objectives. For his services on the Council, Dr. Brown is paid an annual retainer of $17,000, including $7,000 for serving as Chairman, and an additional fee of $3,000 for each day of meetings attended during the year.

         OTHER TRANSACTIONS AND AGREEMENTS WITH DIRECTORS AND OFFICERS

  Pursuant to the Company's Key Employee Stock Investment Plan, certain officers have purchased shares of Common Stock of the Company on an installment basis. The interest rate on these loans is the minimum annual rate permitted under the Internal Revenue Code without imputation of income. The following table shows, as to those executive officers and directors of the Company who were indebted to the Company in excess of $60,000 since January 1, 1997, the largest aggregate amount owed for such purchases and loans at any time since January 1, 1997, and the amount owed as of January 31, 1998:

                                                                   AMOUNT OF
                                                     LARGEST      INDEBTEDNESS
                                                    AMOUNT OF        AS OF
                                                   INDEBTEDNESS JANUARY 31, 1998
                                                   ------------ ----------------
      J. S. Blackwell............................. $131,250.00    $131,250.00
      C. R. Cordaro...............................  329,957.81     329,957.81
      M. R. Gerstle...............................  215,987.50     215,987.50
      J. A. Henderson.............................  667,933.72     473,877.72
      M. D. Jones.................................  196,875.00     196,875.00
      R. J. Mills.................................  174,999.63     174,999.63
      K. M. Patel.................................  286,750.00     286,750.00
      T. M. Solso.................................  316,875.00     316,875.00

  The Company has a policy of purchasing from employees of the Company shares of Common Stock of the Company that have been acquired under the Key Employee Stock Investment Plan, 1986 Stock Option Plan and 1992 Stock Incentive Plan. The purchase price for such shares is the closing price quoted on the New York Stock Exchange Composite Tape on the date of purchase. During 1997, executive officers F.J. Loughrey, J.K. Edwards and K.M. Patel sold shares to the Company pursuant to this policy.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

                                   (ITEM 2)

  The Board of Directors has voted to appoint Arthur Andersen LLP as the firm of independent public accountants to audit the accounts of the Company for the year 1998. Arthur Andersen LLP has acted as independent public accountants for the Company since 1952. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of the shareholders, the Board of Directors has decided, as in the past, to ask the Company's shareholders to ratify the appointment. A representative of Arthur Andersen LLP will be present, will have the opportunity to make a statement and will be available to answer appropriate questions at the Annual Meeting of Shareholders.

  The proposal to ratify the appointment of Arthur Andersen LLP as the firm of independent public accountants to audit the accounts of the Company for the year 1998 will be adopted if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification. Votes cast against and abstentions on the Item will be counted as votes against the Item. Broker non-votes will not change the number of votes cast for or against the Item. If the shareholders do not ratify the selection of Arthur Andersen LLP, the selection of independent public accountants will be determined by the Audit Committee and the Board of Directors after careful consideration of all information submitted by shareholders.

  The Board of Directors recommends that shareholders vote FOR this Proposal.

                                OTHER BUSINESS

  The Board of Directors does not know of any business to be presented for action at the meeting other than that set forth in Items 1 and 2 of the Notice of Annual Meeting of Shareholders. However, if other business properly comes before the Meeting, the persons named in the enclosed proxy will vote the returned proxies as the Board of Directors recommends.

                               OTHER INFORMATION
                          1999 SHAREHOLDER PROPOSALS

  Proposals intended to be presented by shareholders of the Company at the 1999 Annual Meeting of Shareholders must be submitted to and received by the Secretary of the Company for inclusion in the Company's proxy statement and form of proxy for that Meeting not later than November 4, 1998.

                           EXPENSES OF SOLICITATION

  The cost of this proxy solicitation will be borne by the Company. Morrow & Co., 345 Hudson Street, New York, New York 10013, has been retained to assist in the solicitation of proxies and will receive a fee not to exceed $6,500 plus expenses. Proxies may also be solicited by directors, officers and employees of the Company at no additional cost. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock and will be reimbursed for their reasonable expenses incurred in forwarding such matters.

March 4, 1998

                        NOMINEES FOR BOARD OF DIRECTORS



                         Mr. Henderson was elected Chairman of the Board of the Company in 1995 after serving as Chief Executive Officer since 1994 and its President since 1977. He received a Bachelor of Arts degree from Princeton University in 1956, served in the U.S. Navy and received an M.B.A. from Harvard in 1963. He joined the Company in 1964 as Assistant to the Chairman and in 1965 was elected Vice President--Management Development. After serving as Vice President-- Personnel and Vice President-Operations, Mr. Henderson was elected Executive Vice President in 1971. He was also Chief Operating Officer from 1975 to 1994. He serves as a Director of Inland Steel Industries, Inc., Ameritech Corporation, Landmark Communications, Inc., Ryerson Tull, Inc., and Rohm and Haas Company. He is also President of the Board of Trustees, The Culver Educational Foundation, a member of the Policy Committee of the Business Roundtable, and a member of The Business Council.


       LOGO
     JAMES A.
    HENDERSON


                         Mr. Solso was elected President and Chief Operating Officer of the Company in 1995 after serving as Executive Vice President-- Operations since 1992 and Chief Operating Officer since 1994. From 1988 to 1992 he was Vice President and General Manager-- Engine Business after serving in various other executive positions with the Company. Mr. Solso received a B.A. from DePauw University in 1969 and an M.B.A. degree from Harvard University in 1971. He is a Director of Amoco Corporation, Cyprus Amax Minerals Company and Irwin Financial Corporation, and is a member of the boards of Cummins Engine Foundation, Heritage Fund of Bartholomew County and Otter Creek Golf Course in Columbus, Indiana. He is also a member of the Board of Trustees, DePauw University.


LOGO
THEODORE M. SOLSO

                         Dr. Brown is Counselor at the Center for Strategic and International Studies and a partner in the venture banking firm of Warburg, Pincus & Co. Dr. Brown received an A.B. in 1945, an A.M. in 1946 and a Ph.D. in Physics in 1949, all from Columbia University. From 1947 to 1952, he taught and held research positions at Columbia, the Stevens Institute of Technology and the University of California at Berkeley. He then was associated with Livermore Laboratory at the University of California, becoming Director in 1960. Dr. Brown was Director of Defense Research and Engineering from 1961 until 1965, when he was named Secretary of the Air Force, a position he held until 1969 when he became President of the California Institute of Technology. From January, 1977 until January, 1981, he served as Secretary of Defense. From 1981 until 1984, he was Distinguished Visiting Professor and from 1984 until June, 1992, Chairman of the Foreign Policy Institute at The Johns Hopkins University. Dr. Brown is a member of the National Academy of Sciences, the National Academy of Engineering and a Fellow of the American Physical Society. He is a Director of Alumax, Inc., Evergreen Holdings, Inc., International Business Machines Corporation, Mattel, Inc. and Philip Morris Companies, Inc. He is a Trustee of the California Institute of Technology and the Rand Corporation.


LOGO
   HAROLD BROWN


                         Mr. Darnall is Chairman, President and Chief
                         Executive Officer of Inland Steel Industries, Inc. Mr. Darnall is a graduate of DePauw University, B.A. in Mathematics in 1960; Columbia University, B.S. in Civil Engineering in 1962; and the University of Chicago, M.B.A. in 1973. He joined the Inland Steel Company, predecessor of Inland Steel Industries, in 1962. Mr. Darnall advanced through a number of positions at the company's Indiana Harbor Works steel plant, becoming General Manager in 1979. He was elected Vice President, Engineering and Corporate Planning, in 1981, and Executive Vice President in 1982, and he was also elected to Inland's Board of Directors in 1983. In 1984, he was elected President of Inland Steel Company and Chief Operating Officer of its Integrated Steel business segment. He became President and Chief Operating Officer of Inland Steel Industries, Inc. in 1986, and was named to his current position in 1992. He serves as a Director of Household International, Inc., Ryerson Tull, Inc. and the Federal Reserve Bank of Chicago, and as a Trustee or Director of The University of Chicago, the Glenwood School for Boys, Junior Achievement of Chicago, and The Museum of Science and Industry.


LOGO
    ROBERT J.
     DARNALL

                         Mr. Deutch has been an Institute Professor at the Massachusetts Institute of Technology since 1990. He joined the MIT faculty in 1970 and served as Dean of Science from 1982 to 1985 and Provost from 1985 to 1990. Mr. Deutch received a B.A. in History and Economics from Amherst College in 1961; and a B.S. in Chemical Engineering in 1961 and Ph.D. in Physical Chemistry in 1965, both from MIT. While on leave from his current post at MIT, Mr. Deutch served as Director of Central Intelligence and Director of the Central Intelligence Agency during 1995 and 1996. From 1994 through 1995 he was U.S. Deputy Secretary of Defense and also served as Undersecretary of Defense for Acquisition and Technology between 1993 and 1994. He was Director of Energy Research and Undersecretary of the U.S. Department of Energy during the Carter Administration. He is a Director of Ariad, Citicorp, CMS Energy, Sandia Laboratories and Schlumberger and is also a Trustee of The French Library, The Jerusalem Foundation, Resources for the Future, and the Urban Institute.

LOGO
  JOHN M. DEUTCH


                         Mr. Elisha is Chairman of Springs Industries, Inc. He is a graduate of Wabash College and the Harvard Business School. He has been a Director of Springs Industries, Inc. since 1980 and served as President and Chief Operating Officer from 1980 to 1981. Mr. Elisha served as Springs Industries, Inc.'s Chief Executive Officer from 1981 through 1997 and has been Chairman of its Board since 1983. He also serves on the Board of Directors for AT&T and Carolina Power & Light. Mr. Elisha is an honorary trustee of the Brookings Institution and a trustee of the Committee for Economic Development. He is a member of the Business Council and the Council on Competitiveness; a member of the President's Advisory Committee for Trade Policy and Negotiations and is past President of the American Textile Manufacturers Institute. Mr. Elisha is also a Trustee of Wabash College and has served as a member of the Board of Directors of the Associates of the Harvard Business School.

LOGO
 WALTER Y. ELISHA

                         Mrs. Gray is President Emeritus and Professor of History, University of Chicago. Mrs. Gray was graduated with a B.A. from Bryn Mawr College in 1950 and a Ph. D. from Harvard in 1957. During 1950-51 she was a Fulbright scholar at Oxford. She was an Instructor at Bryn Mawr in 1953-54 and was on the Harvard faculty from 1955-60. She became an Assistant Professor at the University of Chicago in 1961, was promoted to Associate Professor in 1964 and in 1972 was appointed Dean and Professor of History at Northwestern University. Mrs. Gray was Provost and Professor of History at Yale from 1974 to 1978 and was acting President from 1977-78. She served as President of the University of Chicago from 1978-1993. She became President Emeritus of the University of Chicago in 1993 and is now the Harry Pratt Judson Distinguished Service Professor of History. Mrs. Gray is a Fellow of the American Academy of Arts and Sciences and a Trustee of numerous educational institutions. She is also a Director of J.P. Morgan and Company and Morgan Guaranty Trust Company, Atlantic Richfield Company, and Ameritech Corporation.


LOGO
  HANNA H. GRAY


                         Mr. Miller is Chairman of Irwin Financial
                         Corporation. Mr. Miller received a B.A. from Yale University in 1978 and an M.B.A. degree from Stanford University in 1981. He was President of Irwin Management Company, a family investment management company, from 1984 to 1990. Since September, 1990, he has been Chairman of Irwin Financial Corporation, a publicly traded diversified financial services company, of which he has been a Director since 1985. Mr. Miller continues to serve as Chairman of the Board and a Director of Irwin Management Company and as Chairman of the Board of Tipton Lakes Company (a real estate development firm). Mr. Miller is a Director of Tennant Company (a manufacturer of floor cleaning equipment), a Director of the New Perspective Fund, Inc. and a Trustee of the EuroPacific Growth Fund (both are mutual funds). Mr. Miller also is a Trustee of The Taft School, Watertown, CT, and Public Radio International, Minneapolis, MN.


LOGO
WILLIAM I. MILLER

                         Mr. Perkins is the former Chairman of Jewel
                         Companies, Inc. Mr. Perkins graduated from Yale University and the Harvard Business School. He served in the U.S. Merchant Marines in the mid-1940s and the Air Force in the early 1950s. Starting as a trainee with the then Jewel Tea Company in 1953, he was elected Vice President in 1960, Executive Vice President three years later, President in 1965 and Chairman and Chief Executive Officer in 1970. He retired from Jewel Companies, Inc. in 1983. Mr. Perkins also serves as a Director of the AON Corporation, Current Assets, LaSalle Street Fund, LaSalle U.S. Realty Income and Growth Fund Inc., Lucent Technologies Inc., Nanophase Technologies Corporation, The Putnam Funds, Ryerson Tull, Inc., Springs Industries, Inc. and Time Warner Incorporated. He is an Honorary trustee of The Brookings Institution, trustee and Vice Chairman of Northwestern University, Honorary Chairman of The Illinois Coalition and Protector of the Thyssen-Bornemisza Continuity Trust. He is also a member of The Business Council, the Civic Committee of The Commercial Club of Chicago, a Director of the Golden Apple Foundation, Leadership for Quality Education and a member of the Spencer Stuart Advisory Board.


LOGO
DONALD S. PERKINS


                         Mr. Ruckelshaus is currently a Principal in the Madrona Investment Group, L.L.C. and is Chairman of Browning-Ferris Industries. He was Chairman and Chief Executive Officer of Browning-Ferris Industries until 1996. Mr. Ruckelshaus received a B.A. from Princeton in 1957 and an LL. B. from Harvard in 1960 after serving in the U.S. Army. He was Deputy Attorney General and Chief Counsel in the Indiana Attorney General's Office from 1960-65. He was elected to the Indiana House of Representatives, where he served as Majority Leader in the 1967 session. Mr. Ruckelshaus first served in the Federal Government from January, 1969 to October, 1973, as Assistant Attorney General, as Administrator of the Environmental Protection Agency, Acting Director of the F.B.I. and Deputy Attorney General. He returned as Administrator of the Environmental Protection Agency from 1983 through January, 1985. He practiced law in Washington, D.C., from 1973 until joining Weyerhaeuser in 1976 as Senior Vice President. He was of counsel in the law firm of Perkins Coie, with offices in Seattle, Portland, Anchorage and Washington, D.C. from 1985 to 1988. Mr. Ruckelshaus is a Director of Monsanto, Inc., Nordstrom, Inc., Weyerhaeuser Company, Coinstar Inc., Solutia Inc. and Gargoyles, Inc.


LOGO
    WILLIAM D.
   RUCKELSHAUS

                         Mr. Schacht is the former Chairman of the Board of Lucent Technologies, Inc. He was also Chief Executive Officer of Lucent from 1995 to 1997. Mr. Schacht served as Chairman of the Board of the Company from 1977 to 1995 and Chief Executive Officer from 1973 to 1994. He was President of the Company from 1969 to 1977. Mr. Schacht joined Cummins as Vice President-- Finance in 1964, and served in various executive positions. He earned a B.S. in Industrial Administration from Yale in 1956 and, after serving in the U.S. Navy, an M.B.A. from Harvard in 1962. Mr. Schacht was with Irwin Management Company before joining Cummins. He is a Director of Lucent Technologies, Inc., Aluminum Company of America, Johnson & Johnson and The Chase Manhattan Corporation; a Trustee of The Yale Corporation, Committee for Economic Development and The Ford Foundation; and a member of the Council for Foreign Relations, Inc. and The Business Council.


LOGO
 HENRY B. SCHACHT


                         Mr. Thomas is an attorney and a Consultant with the TFF Study Group and served as President of The Ford Foundation until 1996. Mr. Thomas received a B.A. from Columbia University in 1956 and an LL. B. in 1963. From 1956 to 1960, he was a navigator with the U.S. Air Force. Mr. Thomas served as attorney for the Federal Housing Finance Agency (1963-64), Assistant U.S. Attorney for the Southern District of New York
                         (1964) and a Deputy Police Commissioner for New York City (1965-67). Mr. Thomas was President and Chief Executive Officer of the Bedford Stuyvesant Restoration Corporation from 1967 to 1977. He was an attorney and consultant engaged in private practice from 1977 to 1979. He is also a Director of Citicorp/Citibank, N.A., Alcoa, Lucent Technologies, Inc., and PepsiCo.



LOGO
   FRANKLIN A.
      THOMAS

                         Mr. Wilson has been Chairman and Chief Executive Officer of Rohm and Haas Company since 1988. Mr. Wilson received a bachelor's degree in mechanical engineering from Vanderbilt University in 1958 and an M.B.A. from Harvard University in 1963. He served as an officer in the U.S. Navy from 1958 to 1961. Mr. Wilson joined Rohm and Haas Company in 1965 as an operations research analyst. He has since held positions as President of a medical products subsidiary, Director of the European region, Treasurer and Chief Financial Officer, Business Director for the Industrial Chemicals Group, Group Vice President in charge of the company's Administrative and Finance and Vice Chairman. Mr. Wilson has been a Director of Rohm and Haas Company since 1977. Mr. Wilson is a member of the board of Vanderbilt University, the Vanguard Group of Investment Companies and Mead Corporation. He serves as Chairman of the Board of the Philadelphia High School Academies, Inc. and is past Chairman of The Chemical Manufacturers Association.



LOGO
   J. LAWRENCE
      WILSON

                       CUMMINS ANNUAL SHAREHOLDER MEETING
                       APRIL 7, 1998--10:30 A.M. (E.S.T.)
                      COLUMBUS EAST HIGH SCHOOL AUDITORIUM



                                 [MAP TO COME]



                                      LOGO

                          CUMMINS ENGINE COMPANY, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
P                THE COMPANY FOR ANNUAL MEETING APRIL 7, 1998
R
O
X
Y

     The undersigned hereby constitutes and appoints Henry B. Schacht and Franklin A. Thomas, and each of them, true and lawful agents with full power of substitution in each, to vote as proxy of the undersigned at the Annual Meeting of the shareholders of Cummins Engine Company, Inc. to be held at the Columbus East High School Auditorium, 230 South Marr Road, Columbus, Indiana on April 7, 1998, and at any adjournments thereof, on all matters coming before said meeting.

     [_] BENEFIT TRUST PARTICIPANTS ONLY: By marking this box, the undersigned hereby instructs the Trustee of the Company's Employee Stock Ownership Trust, Employee Benefits Trust and Cummins Stock Fund portion of the Company's Retirement and Savings Plan to vote at said meeting the number of shares of common stock of the Company held on the undersigned's behalf in said Benefit Trusts ("Plan Shares") in the manner designated on this Proxy.

     Election of Directors, Nominees:
     Harold Brown, Robert J. Darnall, John M. Deutch, Walter Y. Elisha, Hanna H. Gray, James A. Henderson, William I. Miller, Donald S. Perkins, William D. Ruckelshaus, Henry B. Schacht, Theodore M. Solso, Franklin A. Thomas, J. Lawrence Wilson.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. EXCEPT FOR PLAN SHARES, YOU NEED NOT MARK ANY ITEM BOXES IF YOU WISH TO VOTE SHARES IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                  SEE REVERSE
                                                                     SIDE
--------------------------------------------------------------------------------

[X] PLEASE                                                                 9532
    MARK YOUR VOTES AS                                                     ----
    IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, BUT PLAN SHARES WILL BE VOTED IN ACCORDANCE WITH THE PROVISIONS OF THE BENEFIT TRUSTS.
--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
--------------------------------------------------------------------------------

1. Election of Directors. (see reverse)
   FOR  [_]   WITHHELD  [_]

   For, except vote withheld from the following nominee(s):

   --------------------------------------------------------

2. Proposal to ratify Arthur Andersen LLP as independent accountants.

   FOR  [_]    AGAINST  [_]    ABSTAIN  [_]

--------------------------------------------------------------------------------

TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL DIRECTOR NOMINEE, MARK ITEM 1 BOX "FOR" AND LIST NOMINEE'S NAME FOR WHICH AUTHORITY IS WITHHELD; OTHERWISE, MARK "FOR" TO VOTE FOR ALL NOMINEES OR "WITHHELD" TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES.

-------------------------------------------------------------------------------

                                                 The signer hereby revokes all
                                               proxies heretofore given by the
                                               signer to vote at said meeting or
                                               any adjournments thereof.



                                           NOTE: Please sign exactly as name
                                                 appears hereon. Joint owners
                                                 should each sign. When signing
                                                 as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such.

                                           ------------------------------------
                                           SIGNATURE              DATE


                                           ------------------------------------
                                           SIGNATURE              DATE

--------------------------------------------------------------------------------

                                                                   March 4, 1998


Dear RSP Employee:

     As a shareholder of Cummins stock, you are receiving today the Annual Report to Shareholders, Proxy Statement and Proxy Card. In addition to other Cummins shares you may own, you are a shareholder of Cummins stock through your participation in the Cummins Employee Stock Ownership Plan ("ESOP"), Cummins Employee Benefits Trust ("EBT") or Cummins Stock Fund ("CSF") portions of the Cummins Retirement and Savings Plan.

     Each year, shareholders have an opportunity to elect Cummins' Board of Directors and to vote on other business matters described in the Proxy Statement. The Trustee of the ESOP, EBT and CSF is the only shareholder of record for your benefit plan shares and will vote on the proposals in the Proxy Statement based on your Proxy Card vote if you mark the box on the face of the Proxy Card to designate it as a Trustee instruction. All shares held in the ESOP and EBT that are not voted or have not yet been credited to employee accounts will be voted by the Trustee on each proposal in the same proportion as shares credited to employee accounts were voted. Please complete and return your Proxy Card in the enclosed envelope as soon as possible.

     If you own additional shares of Cummins Stock, you should not receive a separate packet of materials for those shares unless they are held in a brokerage or custodial account on your behalf. With that exception, voting of all your shares is intended to be accommodated on one Proxy Card.

     Should you have questions about the shareholder materials, please contact Mark Gerstle (812-377-3520).

                                       Sincerely,



                                       Vice President - Human Resources
J. Blackwell/jdm